EXHIBIT 10.1

Letter Agreement  between  ProAssurance  and Lynn Kalinowski,  dated November 4,
2005.

November 4, 2005
Lynn M. Kalinowski
MEEMIC Insurance Company
691 North Squirrel Road, Suite 100
Auburn Hills, MI  48326

Dear Lynn:

     ProAssurance Corporation ("PRA") and MEEMIC Holdings, Inc. ("Holdings") are in the process of negotiating a proposed transaction (the "Transaction") that will involve the sale of all of the stock of MEEMIC Insurance Company and MEEMIC Insurance Services Corporation (the "Companies") to Motors Insurance Company ("Buyer"). Because of your knowledge of and experience with the financial and business operations of the Companies, PRA and Holdings have requested your cooperation and assistance in negotiating and effecting the Transaction. In connection therewith, PRA and Holdings agree to pay you a success fee on the following terms and conditions.

     Subject to the conditions herein set forth, PRA will pay you a success fee in a total amount equal to two times your current base salary of $285,000 per annum (the "Success Fee") in two installments with the first installment in the amount of $285,000 due promptly after the closing of the Transaction (the "Closing") and the second installment in the amount of $285,000 due 18 months following the Closing if you are still employed by either of the Companies or by Buyer or its affiliate; provided, however, that the second installment will become immediately due and payable if you should become entitled to severance compensation under the terms of the Release and Severance Compensation Agreement dated June 15, 2001, among you, PRA, Holdings and MEEMIC Insurance Company (the "Severance Agreement"). Notwithstanding the foregoing, PRA will pay you the full amount of your Success Fee at Closing if and on the condition that prior to Closing you agree in writing to terminate your Severance Agreement and to release the Companies, Holdings, and PRA from their respective obligations thereunder effective on the date of Closing.

     The obligation of PRA to pay the Success Fee is subject to and conditioned upon the closing of the Transaction and upon your compliance with the following covenants:

     1. You shall cooperate and assist PRA, Holdings and the Companies in the negotiation of the Transaction documents; the due diligence relating to the Transaction; the requests for third party consents to the Transaction; and the filings relating to all necessary governmental approvals for the Transaction.

     2. You shall review the terms and provisions of the Stock Purchase Agreement to be executed as of October 31, 2005, by and among Buyer, Holdings, PRA and the Companies (the "Stock Purchase Agreement") and the Companies' Disclosure Schedule delivered to Buyer as required under the Stock Purchase Agreement (the "Disclosure Schedule"); and you shall provide your written certification to PRA (included herein) that you have reviewed the Stock Purchase Agreement and Disclosure Schedule and that to the best of your knowledge after a


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reasonable  investigation,  the  representations and warranties in Article II of the Stock Purchase Agreement, when read together with the Disclosure Schedule are true, correct and complete.

     3. You shall review the updated Disclosure Schedule as and when prepared and delivered to Buyer as required under the Stock Purchase Agreement and provide your written certification to PRA that to the best of your knowledge after a reasonable investigation, the updated Disclosure Schedule is true, correct and complete.

     In consideration of PRA's agreement to pay you the Success Fee as provided herein:

          (a) You hereby certify to PRA and Holdings that you have reviewed the most recent draft of the Stock Purchase Agreement and Disclosure Schedule (dated November 1, 2005) and that the representations and warranties set forth in
Article II of said Stock Purchase Agreement when read in conjunction with the Disclosure Schedule are true, accurate and complete.

          (b) If you should be entitled to severance compensation under the Severance Agreement, you agree that the Success Fee will not be treated as bonus compensation for purposes of calculating the amount of your severance compensation under the terms of the Severance Agreement, and you agree that the Success Fee can be included in the calculation of the limitation on severance compensation under paragraph 3 of the Severance Agreement if and to the extent that the Success Fee constitutes a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended.

     If the foregoing is acceptable to you, please indicate your acceptance and agreement to the terms of this letter and your certification as herein required by executing a copy of this letter in the space provided below.

                                                       Sincerely,

                                                       /s/ Edward L. Rand, Jr.
                                                       -----------------------

                                                       Edward L. Rand, Jr.
                                                       Senior Vice President and
                                                       Chief Financial Officer

ACCEPTED, AGREED and CERTIFIED by the
undersigned on this 4th day of November, 2005:

/s/: Lynn M. Kalinowski
-----------------------
by: Lynn M. Kalinowski


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